Exhibit 99.3
                                                                    ------------

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Amended Quarterly Report of Univercell Holdings, Inc. (the "Company") on Form 10-QSB/A2 for the period ended March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), Sean Y. Fulda, Chief Executive Officer and President and the Principal Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that the undersigned has reviewed the Report and to the knowledge of the undersigned:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                       /s/  Sean Y. Fulda

                                       Sean Y. Fulda
                                       Chief Executive Officer, President and
                                       Principal Financial Officer
                                       September 10, 2002